Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-197148, 333-199016, 333-201249 and 333-201763) and Form S-8 (Nos. 333-194018, 333-198064 and 333-201430) of RCS Capital Corporation of our report dated March 9, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York

March 10, 2015